Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended March
	2022	2021	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	48,728	46,422	5.0%

Total Retail Sales-	35,155	34,651	1.5%	0.8%
Residential	12,103	12,040	0.5%	(1.1)%
Commercial	10,987	10,743	2.3%	1.9%
Industrial	11,912	11,708	1.7%	1.7%
Other	153	160	(4.7)%	(4.3)%

Total Wholesale Sales	13,573	11,771	15.3%	N/A

(In Thousands of Customers)

	Period Ended March
	2022	2021	Change
Regulated Utility Customers-
Total Utility Customers-	8,755	8,673	0.9%
Total Traditional Electric	4,397	4,338	1.4%
Southern Company Gas	4,358	4,335	0.5%